UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Commission file number ______

EMR TECHNOLOGY SOLUTIONS, INC.
(Exact Name of Registrant as specified in its charter)

Nevada	47-5482792
(State of Incorporation)	(IRS Employer ID No.)

90 Washington Valley Road,
Bedminster, NJ 07921
(Address of principal executive offices)

(908) 997-0617
(Registrant’s telephone number, including area code)

Securities to be registered under Section 12(b) of the Act:  None

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of each class to be so registered)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting Company	☒

EXPLANATORY NOTE

You should rely only on the information contained in this registration statement or in a document referenced herein. We have not authorized anyone to provide you with any other information that is different. You should assume that the information contained in this registration statement is accurate only as of the date hereof except where a different specific date is set forth.

As used in this registration statement, unless the context otherwise requires, the terms the “Company,” “Registrant,” “we,” “us,” “our,” or “EMR” refer to EMR Technology Solutions, Inc., a Nevada corporation.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, some information in this document contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would” or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this registration statement because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed in the sections captioned “Risk Factors” and “Description of Business,” as well as other cautionary language in this registration statement and events in the future may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of the events described as risk factors or other future events could have a material adverse effect on our business, results of operations and financial position. Since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov.

When this registration statement is effective, we will make available, through a link to the SEC’s Web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail addressed to Investor Relations, EMR Technology Solutions, Inc., 90 Washington Valley Road, Bedminster, NJ 07921.

Item 1. Business.

General Information

Our business address is 90 Washington Valley Road, Bedminster, NJ 07921. Our phone number is (908) 997-0617. The information contained in, or that can be accessed through, our website is not part of this registration statement.

1

History

EMR Technology Solutions, Inc. (“EMR” or the “Company”) was originally organized under the laws of the State of Nevada on November 3, 2015. EMR was formed to take advantage of the consolidation taking place in the Electronic Medical Record (“EMR”) industry. Our mission is to be a leading provider of enterprise technology solutions and services and thereby improve the exchange of healthcare information.

EMR plans to acquire and consolidate growing companies that provide proprietary products and value added services in order to maximize client retention by offering fully integrated state of the art software solutions that comply with the standards set by the United States Federal Government Center for Medicare and Medicaid Services (the “CMS”). Through the planned combined scale and resources of EMR, we believe its acquired subsidiaries can leverage and accelerate time-to-market, market share growth, and strategic alliance partnering.

Electronic Medical Record Industry

The CMS estimates United States health care spending in 2014 was $3.1 trillion, or 17.6 percent of Gross Domestic Product (GDP), and projects it to be 19.3% of GDP by 2023. There are approximately 430,150 Primary Care and approximately 474,406 Specialist Physicians practicing in the US today, for a total of approximately 904,556 Physicians who require an EMR system. It is estimated that 30% of those practicing physicians have not implemented an EMR system. Most of the systems in use today are the result of programs written before software technology advances that are available today. As a result, 38% of physicians polled indicated that they intended to replace their existing EMR systems.

The Health Information Technology for Economic and Clinical Health (HITECH) provisions within the American Recovery and Reinvestment Act (ARRA) offer incentives for health care organizations to modernize operations through “Meaningful Use” of Healthcare Information Technology (“HCIT”) and will begin to penalize health care organizations for non-compliance in coming years. There are increasing requirements to report quality metrics. As providers position themselves for these shifts, there has been an increase in industry consolidation, with health systems acquiring hospitals, physician practices, and other venues to control more of the care continuum and achieve economies of scale. The objective of EMR is to take advantage of this disparity and utilize state of the art technology to provide software and services that provide for seamless “Patient Appointment to Verified Payment” for the doctors’ offices. We believe that an additional growth driver for EMR is the importance for interoperability between providers and other healthcare constituents. We believe this is an excellent opportunity to consolidate smaller entities in this highly fragmented industry that would not otherwise have the scale necessary to compete in today’s healthcare market.

The modern American healthcare industry is characterized by inefficiencies, waste, complexity, an underutilization of technology and a lack of transparency. According to a report issued by the Institute of Medicine, approximately $2.6 trillion was spent in the United States on healthcare in 2011, of which $750 billion was wasteful spending that did not improve the quality of care that patients received. An April 2012 study cited by Health Affairs, a health policy journal, estimates that between $476 billion and $992 billion dollars of healthcare spending in 2011 was wasted, with a third of that waste being funded by Medicare and Medicaid programs. According to the CMS, health spending is projected to grow at an average rate of 5.7 percent from 2013 through2023, which is 1.1 percentage points faster than expected average annual growth of the GDP. Healthcare spending in the United States is widely viewed as growing at an unsustainable rate, and policymakers and payers are continuously seeking ways to reduce that growth.

The Affordable Care Act and other recent legislative, regulatory and industry drivers are directed toward addressing many of these challenges. For decades, the U.S. healthcare delivery system has been characterized by a vast cottage industry of small, independent practices functioning in a low-technology fee-for-service environment. During 2013, there were more than approximately 500,000 U.S. physicians practicing in ambulatory care settings and it is estimated that approximately 70% of these providers are practicing in groups with 10 or fewer physicians. Recent changes in the industry, including legislative reform and increasing reimbursement complexity, have created significant opportunities for EMR, as traditional practice tools are not well-suited for the modern medical practice.

New laws and payer requirements have further complicated insurance reimbursement processes. For example, Medicare, Medicaid and commercial insurances are increasingly requiring proof of adherence to best practices and improved patient health outcomes to support full reimbursement. Moreover, an upcoming shift to a new generation of insurance codes will dramatically increase the complexity associated with selecting appropriate procedure and diagnosis codes needed to support proper claim reimbursement.

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Since 2011, the federal government has offered financial incentives to eligible healthcare providers who adopt and meaningfully use electronic health records technology. Beginning in 2015, providers who are not meaningfully using this technology incur penalties and these penalties will increase every year through 2019. While these incentives and looming penalties have encouraged many providers to adopt and meaningfully use electronic health records software, we believe that most providers are not utilizing an integrated platform that combines practice management, business intelligence, and revenue cycle management. The lack of an integrated platform leaves them ill-equipped to address the multitude of rapidly growing industry challenges.

The market for electronic medical record solutions and related services is highly competitive, and we expect competition to increase in the future. We face competition from other providers of both integrated and stand-alone, EMR solutions, including competitors who utilize web-based platforms and providers of locally installed software systems. Many of our ERM competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources. We expect that competition will continue to increase as a result of incentives provided by the HITECH Act, and consolidation in both the information technology and healthcare industries.

Growth Strategy

Our growth strategy includes focusing on the ambulatory care market and acquiring small and mid-sized electronic medical records companies and other providers of healthcare services and then migrating the customers of those companies to our solutions. The electronic medical record industry is highly fragmented, with many local and regional electronic medical record companies serving small medical practices. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions and organic growth. We estimate that there are more than 3,500 companies in the United States providing electronic medical record services. We further believe that it is becoming increasingly difficult for traditional electronic medical record companies to meet the growing technology and business service needs of healthcare providers without a significant investment in information technology infrastructure.

Our growth strategy involves three primary approaches: acquiring ERM companies and then migrating the customers of those companies to our solutions, selling our solutions directly to healthcare providers practicing in ambulatory settings, and acquiring providers of other healthcare services such as third party insurance administrators and revenue cycle management companies. We intend to distribute our solutions through our websites, endorsements from medical groups and associations, and referrals from existing clients.

Recent Developments

Effective August 23, 2016, EMR entered into an Investor Stock Subscription Agreement (“Agreement”) with PTS, Inc. (“PTS”), a corporation incorporated under the laws of the State of Nevada, in which PTS agreed to purchase up to 3,700,000 shares of EMR’s common stock for $2,000,000 in tranches based on certain milestones. On August 23, 2016, the investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000 that was used to close two acquisitions. The remaining investments are subject to the company reaching certain milestones under the agreement.

Effective September 23, 2016, EMR entered into a Stock Purchase Agreement (“SPA”) in which EMR purchased all of the shares of First Medical Solutions, Inc., a Florida corporation (“FMS”). Pursuant to the SPA, EMR acquired FMS whereby FMS became a wholly owned subsidiary of EMR. FMS has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records. The purchase price was $977,250 of which $250,000 was paid in cash at close, $27,250 was paid in the form of 50,000 shares of EMR’s common stock, and EMR issued a three year convertible promissory note (“FMS Note”) for $700,000. The FMS Note has an interest rate of 10% per annum for a period of two years and fully amortizes during the third year. The results of operations for the acquired entity will be included in consolidated statements of operations beginning September 23, 2016. The purchase was financed through the use of the proceeds of the Agreement with PTS disclosed above.

Effective September 26, 2016, EMR entered into a Purchase Agreement (“PA”) in which EMR purchased all of the membership interests of EMRgence, LLC (“EMRG”), a Florida limited liability company. Pursuant to the PA, EMR acquired EMRG whereby EMRG became a wholly owned subsidiary of EMR. EMRG has developed a proprietary software program for the healthcare industry, targeting the vascular care market for electronic medical records. The purchase price was $500,000 of which $300,000 was paid in cash at close and EMR issued a three year convertible promissory note (“EMRG Note”) in favor of EMRG in the amount of $200,000. The EMRG Note has an interest rate of six percent per annum for a period of two years and fully amortizes during the third year. The results of operations for the acquired entity will be included in consolidated statements of operations beginning September 26, 2016. The purchase was financed through the use of proceeds of the Agreement with PTS disclosed above.

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Market Development

Currently, we offer a suite of fully-integrated web or client based software for secure patient information and business services designed for healthcare providers. Our products and services offer healthcare providers a unified solution designed to meet the healthcare industry’s demand for the delivery of cost-efficient, quality care with the ability to measure patient outcomes. The healthcare providers can track patients from their initial appointments; chart clinical data, history, and other personal information. They can enter and submit claims for medical services and review and respond to queries for additional information regarding the billing process.

Employees

As of December 15, 2016, the Company had three full-time employees and one part-time employee.

Reports to Security Holders.

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A. Risk Factors.

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history.

The Company was incorporated under the laws of the State of Nevada on November 3, 2015 and has engaged in limited operations to date. Accordingly, the Company has only a limited operating history with which you can evaluate its business and prospects. An investor in the Company must consider its business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer and merchant acceptance or inability to achieve significant distribution of our products and services to customers. The Company cannot be certain that it will successfully address these risks. Its failure to address any of these risks could have a material adverse effect on its business.

We may incur substantial costs related to product-related liabilities.

Many of our software solutions, health care services are intended for use in collecting, storing and displaying clinical and health care-related information used in the diagnosis and treatment of patients and in related health care settings such as admissions, billing, etc. We attempt to limit by contract our liability; however, the limitations of liability set forth in the contracts may not be enforceable or may not otherwise protect us from liability for damages. We may also be subject to claims that are not covered by contract. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular claim that has been brought or that may be brought in the future, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. A successful material claim or series of claims brought against us, if uninsured or under-insured, could materially harm our business, results of operations and financial condition. Product-related claims, even if not successful, could damage our reputation, cause us to lose existing clients, limit our ability to obtain new clients, divert management’s attention from operations, result in significant revenue loss, create potential liabilities for our clients and us and increase insurance and other operational costs.

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We may be subject to claims for system errors and warranties.

Our software solutions are very complex and may contain design, coding or other errors, especially when first introduced. It is not uncommon for HCIT providers to discover errors in software solutions and/or health care devices after their introduction to the market. Similarly, the installation of our software solutions and health care devices is very complex and errors in the implementation and configuration of our systems can occur. Our software solutions and health care devices are intended for use in collecting, storing, and displaying clinical and health care-related information used in the diagnosis and treatment of patients and in related health care settings such as admissions, billing, etc. Therefore, users of our software solutions and health care devices have a greater sensitivity to errors than the market for software products and devices generally. Our client agreements typically provide warranties concerning material errors and other matters. Should a client’s EMR software solution or health care device fail to meet these warranties or lead to faulty clinical decisions or injury to patients, it could 1) constitute a material breach under the client agreement, allowing the client to terminate the agreement and possibly obtain a refund or damages or both, or require us to incur additional expense in order to make the software solution or health care device meet these criteria or 2) subject us to claims or litigation by our clients or clinicians or directly by the patient. Additionally, such failures could damage our reputation and could negatively affect future sales. Our client agreements generally limit our liability arising from such claims but such limits may not be enforceable in certain jurisdictions or circumstances. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular claim that has been brought or that may be brought in the future, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. A successful material claim or series of claims brought against us, if uninsured or under-insured, could materially harm our business, results of operations and financial condition.

We may experience interruptions at our data centers or client support facilities.

Our business relies on the secure electronic transmission, data center storage and hosting of sensitive information, including protected health information, financial information and other sensitive information relating to our clients, company and workforce. We perform data center and/or hosting services for certain clients, including the storage of critical patient and administrative data and support services through various client support facilities. If any of these systems are interrupted, damaged or breached by an unforeseen event or actions of a EMR associate or contractor or a third party, including a cyber-attack, or fail for any extended period of time, it could have a material adverse impact on our results of operations. Complete failure of all local public power and backup generators, impairment of all telecommunications lines, a concerted denial of service cyber-attack, a significant data breach, damage, injury or impairment (environmental, accidental, intentional or pandemic) to the buildings, the equipment inside the buildings housing our data centers, the personnel operating such facilities or the client data contained therein, or errors by the personnel trained to operate such facilities could cause a disruption in operations and negatively impact clients who depend on us for data center and system support services. We offer our clients disaster recovery services for additional fees to protect clients from isolated data center failures, leveraging our multiple data center facilities, however only a small percentage of our hosted clients choose to contract for these services. Additionally, EMR’s core systems are disaster tolerant as we have implemented redundancy across physically diverse data centers. Any interruption in operations at our data centers and/or client support facilities could damage our reputation, cause us to lose existing clients, hurt our ability to obtain new clients, result in significant revenue loss, create potential liabilities for our clients and us and increase insurance and other operating costs.

Our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others.

We rely upon a combination of license agreements, confidentiality policies and procedures, confidentiality provisions in employment agreements, confidentiality agreements with third parties and technical security measures to maintain the confidentiality, exclusivity and trade secrecy of our proprietary information. We also rely on trademark and copyright laws to protect our intellectual property rights in the United States and abroad. Despite our protective measures and intellectual property rights, we may not be able to adequately protect against theft, copying, reverse engineering, misappropriation, infringement or unauthorized use or disclosure of our intellectual property, which could have an adverse effect on our competitive position.

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We may become subject to legal proceedings that could have a material adverse impact on our financial position and results of operations.

From time to time and in the ordinary course of our business, we and certain of our subsidiaries may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular verdict, judgment or settlement that may be entered against us, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. If we incur liability that exceeds our insurance coverage or that is not within the scope of the coverage in legal proceedings brought against us, it could have an adverse effect on our business, financial condition and results of operations.

•  Certification, licensing or regulatory requirements;

•  Unexpected changes in regulatory requirements;

•  Changes to or reduced protection of intellectual property rights in some countries.

Our success depends upon the recruitment and retention of key personnel. To remain competitive in our industries, we must attract, motivate and retain highly skilled managerial, sales, marketing, consulting and technical personnel, including executives, consultants, programmers and systems architects skilled in the HCIT, health care devices, health care transactions, population health management, revenue cycle and life sciences industries and the technical environments in which our solutions, devices and services are needed. Competition for such personnel in our industries is intense in both the United States and abroad. Our failure to attract additional qualified personnel to meet our needs could have a material adverse effect on our prospects for long-term growth. In addition, we invest significant time and expense in training our associates, which increases their value to clients and competitors who may seek to recruit them and increases the cost of replacing them. Our success is dependent to a significant degree on the continued contributions of key management, sales, marketing, consulting and technical personnel. The unexpected loss of key personnel could have a material adverse impact on our business and results of operations, and could potentially inhibit development and delivery of our solutions, devices and services and market share advances.

We intend to continue strategic business acquisitions and other combinations, which are subject to inherent risks.

In order to expand our solutions, services, and grow our market and client base, we may continue to seek and complete strategic business acquisitions and other combinations that we believe are complementary to our business. Acquisitions have inherent risks which may have a material adverse effect on our business, financial condition, operating results or prospects, including, but not limited to: 1) failure to successfully integrate the business and financial operations, services, intellectual property, solutions or personnel of an acquired business and to maintain uniform standard controls, policies and procedures; 2) diversion of management’s attention from other business concerns; 3) entry into markets in which we have little or no direct prior experience; 4) failure to achieve projected synergies and performance targets; 5) loss of clients or key personnel; 6) incurrence of debt or assumption of known and unknown liabilities; 7) write-off of software development costs, goodwill, client lists and amortization of expenses related to intangible assets; 8) dilutive issuances of equity securities; and, 9) accounting deficiencies that could arise in connection with, or as a result of, the acquisition of an acquired company, including issues related to internal control over financial reporting and the time and cost associated with remedying such deficiencies. If we fail to successfully integrate acquired businesses or fail to implement our business strategies with respect to these acquisitions, we may not be able to achieve projected results or support the amount of consideration paid for such acquired businesses.

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Volatility and disruption resulting from global economic conditions could negatively affect our business, results of operations and financial condition.

Although certain indices and economic data have shown signs of stabilization in the United States and certain global markets, there can be no assurance that these improvements will be broad-based or sustainable, nor is it clear how, if at all, they will affect the markets relevant to us. As a result, our operating results may be impacted by the health of the global economy. Volatility and disruption in global capital and credit markets may lead to slowdowns or declines in client spending which could adversely affect our business and financial performance. Our business and financial performance, including new business bookings and collection of our accounts receivable, may be adversely affected by current and future economic conditions (including a reduction in the availability of credit, higher energy costs, rising interest rates, financial market volatility and lower than expected economic growth) that cause a slowdown or decline in client spending. Reduced purchases by our clients or changes in payment terms could adversely affect our revenue growth and cause a decrease in our cash flow from operations. Bankruptcies or similar events affecting clients may cause us to incur bad debt expense at levels higher than historically experienced. Further, volatility and disruption in global financial markets may also limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing economic and business conditions. Accordingly, if global financial and economic volatility continues or worsens, our business, results of operations and financial condition could be materially and adversely affected.

If we are unable to manage our growth in the new markets in which we offer solutions or services, our business and financial results could suffer.

Our future financial results will depend in part on our ability to profitably manage our business in the new markets that we enter. Difficulties in managing future growth in new markets could have a significant negative impact on our business, financial condition and results of operations.

We rely heavily on our management, and the loss of their services could adversely affect our business.

Our success is highly dependent upon the continued services of our management John X. Adiletta. The loss of Mr. Adiletta’s services would have a material adverse effect on the Company and its business operations.

Risks Related to the Health Care Information Technology, and Health Care Transaction

The health care industry is subject to changing political, economic and regulatory influences.

For example, the Health Insurance Portability and Accountability Act of 1996 (as modified by The Health Information Technology for Economic and Clinical Health Act (HITECH) provisions of the American Recovery and Reinvestment Act of 2009) (collectively, HIPAA) continues to have a direct impact on the health care industry by requiring national provider identifiers and standardized transactions/code sets, operating rules and necessary security and privacy measures in order to ensure the appropriate level of privacy of protected health information. These regulatory factors affect the purchasing practices and operation of health care organizations.

The Patient Protection and Affordable Care Act, which was amended by the Health Care and Education Reconciliation Act of 2010, became law in 2010. This comprehensive health care reform legislation included provisions to control health care costs, improve health care quality, and expand access to affordable health insurance. Together with ongoing statutory and budgetary policy developments at a federal level, this health care reform legislation could include changes in Medicare and Medicaid payment policies and other health care delivery administrative reforms that could potentially negatively impact our business and the business of our clients. Because not all the administrative rules implementing health care reform under the legislation have been finalized, and because of ongoing federal fiscal budgetary pressures yet to be resolved for federal health programs, the full impact of the health care reform legislation and of further statutory actions to reform healthcare payment on our business is unknown, but there can be no assurances that health care reform legislation will not adversely impact either our operational results or the manner in which we operate our business. Health care industry participants may respond by reducing their investments or postponing investment decisions, including investments in our devices, solutions and services.

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The health care industry is highly regulated, and thus, we are subject to a number of laws, regulations and industry initiatives, non-compliance with certain of which could materially adversely affect our operations or otherwise adversely affect our business, financial condition and operating results.

As a participant in the health care industry, our operations and relationships, and those of our clients, are regulated by a number of local, state, federal and foreign governmental entities. The impact of these regulations on us is direct, to the extent that we are ourselves subject to these laws and regulations, and is also indirect because, in a number of situations, even though we may not be directly regulated by specific health care laws and regulations, our solutions, devices and services must be capable of being used by our clients in a way that complies with those laws and regulations. Specific risks include, but are not limited to, the following:

Health Care Fraud.

Federal and state governments continue to enhance regulation of and increase their scrutiny over practices involving health care fraud, waste and abuse affecting health care providers whose services are reimbursed by Medicare, Medicaid and other government health care programs. Our health care provider clients, as well as our provision of products and services to government entities subject our business to laws and regulations on fraud and abuse which, among other things, prohibit the direct or indirect payment or receipt of any remuneration for patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by these federal or state health care programs. Federal enforcement personnel have substantial funding, powers and remedies to pursue suspected or perceived fraud and abuse. The effect of this government regulation on our clients is difficult to predict.

Preparation, Transmission and Submission of Medical Claims for Reimbursement.

Our solutions are capable of electronically transmitting claims for services and items rendered by a physician to many patients’ payers for approval and reimbursement. We also provide services to our clients that include the coding, preparation and submission of claims for medical service to payers for reimbursement. Such claims are governed by federal and state laws. Federal law provides civil liability to any person that knowingly submits a claim to a payer, including Medicare, Medicaid and private health plans, seeking payment for any services or items that have not been provided to the patient. Federal law may also impose criminal penalties for intentionally submitting such false claims. We have policies and procedures in place that we believe result in the accurate and complete preparation, transmission, submission and collection of claims, provided that the information given to us by our clients is also accurate and complete. The HIPAA security, privacy and transaction standards, as discussed below, also have a potentially significant effect on our claims preparation, transmission and submission services, since those services must be structured and provided in a way that supports our clients’ HIPAA compliance obligations. In connection with these laws, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us; false claims actions may have to be defended; private payers may file claims against us; and we may be excluded from Medicare, Medicaid or other government-funded health care programs. Any investigation or proceeding related to these laws, even if unwarranted or without merit, may have a material adverse effect on our business, results of operations and financial condition.

Security and Privacy of Patient Information.

Federal, state, local and foreign laws regulate the confidentiality of patient records and the circumstances under which those records may be used and released. These regulations govern both the disclosure and use of confidential patient medical record information and require the users of such information to implement specified security and privacy measures. United States regulations currently in place governing electronic health data transmissions continue to evolve and are often unclear and difficult to apply.

In the United States, HIPAA regulations require national standards for some types of electronic health information transactions and the data elements used in those transactions to ensure the integrity, security and confidentiality of health information and standards to protect the privacy of individually identifiable health information. Covered entities under HIPAA, which include health care organizations such as our clients, our employer clinic business model and our claims processing, transmission and submission services, are required to comply with the privacy standards, the transaction regulations and the security regulations. Moreover, the HITECH provisions of ARRA, and associated regulatory requirements, extend many of the HIPAA obligations, formerly imposed only upon covered entities, to business associates as well. As a business associate of our clients who are covered entities, we were in most instances already contractually required to ensure compliance with the HIPAA regulations as they pertain to handling of covered client data. However, the extension of these HIPAA obligations to business associates by law has created additional liability risks related to the privacy and security of individually identifiable health information.

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Interoperability Standards.

Our clients are concerned with and often require that our software solutions and health care devices be interoperable with other third party HCIT suppliers. Market forces or governmental/regulatory authorities could create software interoperability standards that would apply to our solutions, health care devices or solutions, and if our software solutions, health care devices or services are not consistent with those standards, we could be forced to incur substantial additional development costs to conform. The Office of the National Coordinator for Health Information Technology (ONC) has developed a comprehensive set of criteria for the functionality, interoperability and security of various software modules in the HCIT industry. ONC, however, continues to modify and refine those standards. Achieving certification is becoming a competitive requirement, resulting in increased software development and administrative expense to conform to these requirements.

ARRA Meaningful Use Program.

Various federal, state and non-U.S. government agencies are also developing standards that could become mandatory for systems purchased by these agencies. For example, ARRA requires “meaningful use of certified electronic health record technology” by health care providers in order to receive stimulus funds from the U.S. federal government. Regulations have been issued that identify standards and implementation specifications and establish the certification standards for qualifying electronic health record technology. Nevertheless, these standards and specifications are subject to interpretation by the entities designated to certify such technology. While a combination of our solutions have been certified as meeting the initial standards for certified health record technology, the regulatory standards to achieve certification will continue to evolve over time. We may incur increased development costs and delays in delivering solutions if we need to upgrade our software, devices or health care devices to be in compliance with these varying and evolving standards. In addition, delays in interpreting these standards may result in postponement or cancellation of our clients’ decisions to purchase our solutions or health care devices. If our software solutions, devices or health care devices are not compliant with these evolving standards, our market position and sales could be impaired and we may have to invest significantly in changes to our software solutions, devices or health care devices.

We operate in intensely competitive and dynamic industries, and our ability to successfully compete and continue to grow our business depends on our ability to respond quickly to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion.

The market for health care information systems, health care solutions and services to the health care industry is intensely competitive, dynamically evolving and subject to rapid technological and innovative changes. Development of new proprietary technology or services is complex, entails significant time and expense and may not be successful. We cannot guarantee that we will be able to introduce new solutions, devices or services on schedule, or at all, nor can we guarantee that such solutions, devices or services will achieve market acceptance. Moreover, we cannot guarantee that errors will not be found in our new solution releases, devices or services before or after commercial release, which could result in solution, device or service delivery redevelopment costs, harm to our reputation, lost sales, license terminations or renegotiations, product liability claims, diversion of resources to remedy errors and loss of, or delay in, market acceptance.

Certain of our competitors have greater financial, technical, product development, marketing or other resources than us and some of our competitors offer software solutions, devices or services that we do not offer. In addition, we expect that major software information systems companies, large information technology consulting service providers and system integrators, start-up companies and others specializing in the health care industry may offer competitive software solutions, devices or services. As we continue to develop new health care services to address areas such as analytics, transaction services, HCIT and device integration, revenue cycle and population health management, we expect to face new competitors, and these competitors may have more experience in these markets and/or more established relationships with prospective clients. We face strong competition and often face downward price pressure, which could adversely affect our results of operations or liquidity. Additionally, the pace of change in the health care information systems market is rapid and there are frequent new software solution introductions, software solution enhancements, device introductions, device enhancements and evolving industry standards and requirements.

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Risks Related to Our Common Stock

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT ITS VALUE AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

There is currently no public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

The Subscription Price for our Shares was not based upon any Recognizable Measure of Value.

We arbitrarily determined the purchase price for our Shares offered hereby. There is no economic relationship between the offering price of our Shares and any component of our financial condition, our assets, the book value of such assets or earnings.

If our ability to register our Common Stock is limited, your ability to sell such shares may be subject to substantial restrictions, and you may be required to hold such shares for a period of time prior to sale, in which case you could suffer a substantial loss on such shares.

If our ability to register the resale of shares of our Common Stock is limited, you may not be able to sell your Common shares. There will be substantial restrictions on your ability to transfer any shares which are not registered for resale, and you may be required to hold the shares for some period of time.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

POTENTIAL FUTURE FINANCINGS MAY DILUTE THE HOLDINGS OF OUR CURRENT SHAREHOLDERS.

In order to provide capital for the operation of our business, in the future we may enter into financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

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WE CURRENTLY DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK. AS A RESULT, YOUR ONLY OPPORTUNITY TO ACHIEVE A RETURN ON YOUR INVESTMENT IS IF THE PRICE OF OUR COMMON STOCK APPRECIATES.

We currently do not expect to declare or pay dividends on our common stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We are in a capital intensive business and we do not have sufficient funds to finance the growth of our natural gas, oil and wind energy divisions of our business or the construction costs of our development projects or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including tax equity financing transactions or sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 70,000,000 shares of common stock. The potential issuance of such additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10 and other reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Business Overview

The Company is a Nevada corporation incorporated on November 3, 2015 as a holding corporation focusing on the acquisition of electronic medical records companies. The Company’s fiscal year end is December 31. To date, the Company has financed and acquired two electronic medical records companies.

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Results of Operations

Summary of Statements of Operations for the Nine Months Ended September 30, 2016 and the Period from November 3, 2015 to December 31, 2015.

	Periods Ended
	September 30, 2016	November 3, 2015 (Inception) to December 31, 2015
Revenue	$2,960	0
Gross profit	$2,533	0
Officer Compensation	$230,400	0
Consulting fees	$1,660,275	0
General and administrative	$7,937	4,159
Interest expense	$56	0
Amortization	$8,749	0
Net loss	$(1,904,884)	(4,159)
Loss per common A share - basic	$(0.59)	(0.00)

Revenues

Revenues of $2,960 for the nine months ended September 30, 2016, increased by $2,960 over revenues of $0 for the period ended December 31, 2015. Contract revenues increased by $2,960 for the nine months ended September 30, 2016 versus the twelve months ended December 31, 2015.

Gross Profit

Gross Profit of $2,533 for the nine months ended September 30, 2016, increased by $2,533 over Gross Profit of $0 for the period ended December 31, 2015. The increase in Gross Profit between the periods was primarily due to the increase in revenues in the nine months ended September 30, 2016.

Officer Compensation

Officer Compensation of $230,400 the nine months ended September 30, 2016, increased by $230,400 over Officer Compensation of $0 for the twelve months ended December 31, 2015. The increase in Officer Compensation between the periods was primarily due to the bonus paid of $200,000 upon consummation of an investment agreement and the completion of two acquisitions during the nine months ended September 30, 2016.

Professional Fees

Professional Fees of $1,660,275 for the nine months ended September 30, 2016, increased by $1,660,275 over Professional Fees of $0 for the period ended December 31, 2015. During the period ending December 31, 2015, there were no significant operations nor were there any acquisition or financing transactions consummated. This increase was primarily due to the issuance of 3,000,000 shares of Common Stock for services with a fair value of $1,620,000 based on recent cash sales. The services included but were not limited to industry research and evaluation, input on the strategic plan, the tactics for growth, acquisition valuations, transaction structure, accounting, and due diligence.

Selling, General and Administrative Expenses

Selling, General and Administrative Expenses of $7,937 for the nine months ended September 30, 2016, increased by $3,778 over Selling, General and Administrative Expenses of $4,159 for the period ended December 31, 2015. The increase in Selling, General and Administrative Expenses between the periods was primarily due to the consummation of an investment agreement and the completion of two acquisitions during the nine months ended September 30, 2016.

Interest Expense

Interest Expense of $56 the nine months ended September 30, 2016, increased by $56 over Interest Expense of $0 for the period ended December 31, 2015.

Net Loss

Net Loss of $1,904,884 for the nine months ended September 30, 2016, increased by $1,900,275 over Net Loss of $4,159 for the period ended December 31, 2015. This increase was primarily due to the increase in Officer Salaries and Professional Fees described above.

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Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2016 compared to December 31, 2015.

	September 30, 2016	December 31, 2015
Current Assets	$74,670	0
Current Liabilities	$36,604	1,659
Working Capital (Deficit)	$38,066	(1,659)

At September 30, 2016, we had working capital of $38,066 as compared to working capital deficit of $1,659 at December 31, 2015, an increase in working capital of $39,725.

Financings

Effective August 23, 2016, the Company entered into an Investor Stock Subscription Agreement (“Agreement”) with an investor to purchase up to 3,700,000 shares of the Company’s common stock for $2,000,000 in tranches based on certain milestone events. On August 23, 2016, the investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000 that was used to close two acquisitions. The remaining investments are subject to the company reaching certain milestones under the agreement.

Effective September 23, 2016, EMR entered into a Stock Purchase Agreement in which EMR purchased all of the shares of First Medical Solutions, Inc., a Florida corporation. As part of the consideration, the Company issued a three year convertible promissory note for $700,000.

Effective September 26, 2016, EMR entered into a Purchase Agreement in which EMR purchased all of the membership interests of EMRgence, LLC (“EMRG”), a Florida limited liability company. As part of the consideration, the Company issued a three year convertible promissory note for $200,000.

Going Concern

The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

As of September 30, 2016, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

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Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) title has passed to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant accounting estimates and assumptions affecting the consolidated financial statements were the estimates and assumptions used in valuation of equity and derivative instruments. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Stock Based Compensation

All stock-based payments to employees, non-employee consultants, and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock- based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (“U.S. GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

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Recent Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. On July 9th the effective date was delayed one year by a vote by the FASB. Public business entities, certain not-for-profit entities, and certain employee benefit plans would apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application would be permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-12, Compensation- Stock Compensation. The amendments in this update apply to reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target can be achieved after the requisite service period. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-13D-Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be achieved after the Requisite Service Period, which has been deleted. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. As indicated in the definition of vest, the stated vesting period (which includes the period in which the performance target could be achieved) may differ from the requisite service period. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, and early adoption is permitted. The Company is currently evaluating the effects of ASU 2014-12 on consolidated financial statements.

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements- Going Concern.  The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300-Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating the effects of ASU 2014-15 on the consolidated financial statements.

In March 2015, the Financial Accounting Standards Board issued Accounting Standards Update 2015-03, Interest-Imputation of Interest. To simplify presentation of debt issuance costs, the amendments in this Update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this update. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-250-Interest-Imputation of Interest (Subtopic 835-30), which has been deleted. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The Company early adopted ASU 2015-03 on these consolidated financial statements.

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In July 2015, the FASB issued ASU No. 2015-11, ”Inventory (Topic 330): Simplifying the Measurement of Inventory”, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under current inventory standards, the market value requires consideration of replacement cost, net realizable value and net realizable value less an approximately normal profit margin. The new guidance replaces market with net realizable value defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or net realizable value less an approximately normal profit margin when measuring inventory. The standard is required to be adopted for annual periods beginning after December 15, 2016, including interim periods within that annual period. The amendment is to be applied prospectively with early adoption permitted. The Company is in the process of evaluating the effect of the new guidance on its condensed consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02, ”Leases (Topic 842).” Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. The Company is in the process of evaluating the effect of the new guidance on its condensed consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing” (topic 606). In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net)” (topic 606). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which we intend to adopt for interim and annual reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact of the new standard.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition and is effective during the same period as ASU 2014-09. The Company is currently evaluating the impact of the new standard.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

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Item 3. Properties.

We maintain our current principal office at 90 Washington Valley Road, Bedminster, NJ 07921. Our telephone number at this office is (908) 997-0617. The monthly payment is $69.

Item 4. Security Ownership of Certain Beneficial Owners And Management.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of December 15, 2016, the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of common stock of the Company.

NAME OF OWNER	NUMBER OF COMMON SHARES OWNED	PERCENTAGE OF COMMON STOCK (1)

John X. Adiletta c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	2,500,000	32.54%

Denis Salins c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	250,000	3.25%

Lowell Holden c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	0	0

Sean Carrick c/o EMR Technology Solutions, Inc. 90 Washington Valley Road Bedminster, NJ 07921	0	0
All Directors and Officers as a Group	2,750,000	35.80%
PTS, Inc. 28494 Westinghouse Place Suite 213 Valencia, CA 91355	1,581,752	20.59%

(1)	Based on 7,681,752 shares of common stock outstanding as of December 15, 2016.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Item 5. Directors, Executive Officers.

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one year terms. Our executive officers are appointed by and serve at the pleasure of the board of directors.

Name	Current Age	Position
John X. Adiletta	67	Chairman of the Board of Directors, President, and Chief Executive Officer
Denis Salins	32	Chief Technology Officer
Lowell Holden	73	Chief Financial Officer and Director
Sean Carrick	48	Director

John X. Adiletta, Chairman, President and Chief Executive Officer - Mr. Adiletta has been the Chairman, President and Chief Executive Officer since November 2015. He is a consummate business executive with a dynamic career combining operational, financial, and sales management responsibilities within highly competitive organizations, industries, and markets. He has demonstrated expertise in implementing acquisition programs and strategies to support organizational growth. He also has extensive expertise in building, revitalizing, and optimizing a company’s organizational infrastructure, processes, measurement systems, and sales/marketing strategies to maximize results. Presently Mr. Adiletta serves as a Director of Skkynet Cloud Systems, Inc. (OTCQB: SKKY) and is the founder of PCS Management Group, a management advisory firm since 1993. Mr. Adiletta has a BA degree from Clark University.

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Denis Salins, Chief Technology Officer - Mr. Salins is the creative force behind the design and development of the EMR software. Mr. Salins has a deep knowledge of experts in the design, development and delivery of advanced computer concepts and technologies to meet business, clinical, and financial needs, while maintaining a competitive edge. Previously, he was the CIO of eQualITy Services where his proven leadership capabilities in managing IT operations, cutting costs, and providing workable strategies for maximum effectiveness were utilized. He has a demonstrated ability to motivate staff to maximize productivity and control costs through the most effective uses of manpower and available resources. Mr. Salins has a BS degree from Florida Atlantic University.

Lowell Holden, Chief Financial Officer and Director - Lowell Holden has been the Chief Financial Officer of the Company since September of 2016. Since 1983, Mr. Holden has owned and operated his own consulting firm, LS Enterprises, Inc., which provides business consulting, accounting and other services to businesses. Mr. Holden has a broad range of business experience including managing, securing financing, structuring of transactions, and is experienced and knowledgeable in managing relationships with customers, financing institutions and stockholders. Since July 2014, Mr. Holden has served as the Chief Financial Officer and a Director of Nascent Biotech, Inc. (OTCOther: NBIO), which is actively developing its primary asset Pritumumab for the treatment of brain cancer and pancreatic cancer. Presently Mr. Holden serves as the Chief Financial Officer of Skkynet Cloud Systems, Inc. (OTCQB: SKKY) and Chief Executive Officer and director of PTS, Inc. (OTCPink: PTSH). Mr. Holden also has a background in assisting companies in fulfilling their financial auditing and SEC reporting requirements. Mr. Lowell Holden has a BS degree from Iowa State University.

Sean Carrick – Director - Sean Carrick brings to the Company a career that spans more than 25 years of experience building and leading successful medical device, pharmaceutical and biotech companies in large, mid-cap and venture-backed stages. Since July 2014, Mr. Carrcik is the President and a Director of Nascent Biotech, Inc. (OTCOther: NBIO), which is actively developing its primary asset Pritumumab for the treatment of brain cancer and pancreatic cancer. Previously, Mr. Carrick served as President of Silver Star Mining Corporation from January 2013 to November 2013, where he was responsible for business management and strategic direction. Prior to Silverstar, Mr. Carrick served as Director of Sales, Southern US, from August 2010 through November 2012 at Maquet Medical Systems, and Florida Director of Sales at the Linvatec Division of Conmed Corporation from December 2007 through July 2010. Mr. Carrick holds a BS Degree in Economics and Business Administration from Duquesne University and strategic leadership and management certificates from the Cogency Group, Eckerd College, and Maquet Medical Systems.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

The board of directors acts as the Audit Committee and the board of directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

18

Item 6. Executive Compensation.

Summary Compensation Table

2015 EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John X. Adiletta	2015	0	—	2,500	—	—	—	—	2,500
Chief Executive Officer

Denis Salins	2015	—	—	—	—	—	—	—	—
Chief Technology Officer

Lowell Holden	2015	—	—	—	—	—	—	—	—
Chief Financial Officer

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2015.

2015 DIRECTOR COMPENSATION TABLE

None of the members of the board of directors of the Company were compensated for services in such capacity.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

On January 30, 2016, the board of directors, with the approval of a majority of the shareholders of the Company, adopted the 2016 Equity Incentive Plan (the “Plan”) which will be administered by a committee appointed by the board of directors.

As of December 15, 2016, no options have been issued.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of her employment.

Employment Agreements

Currently, the Company has no employment agreements.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serves at the discretion of the board of directors.

19

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On September 12, 2016, the Company paid a total of $200,000 in fees for services rendered, in the amount of $100,000 to John Adiletta and $100,000 to Lowell Holden, an officer of the Company.

During 2016, the Company made distributions to Susan Turcotte in the amount of $30,378 for services rendered in connection with the acquisition.

Item 8. Legal Proceedings.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information.

There is no established public trading market for our common stock.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of December 15, 2016, out of a total of 70,000,000 shares authorized, 7,681,752 shares are issued as restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, 4,081,752, (53.13%) shares are held by affiliates (directors, officers and 10% holders), with the balance of 3,600,000 (46.87%) shares being held by non-affiliates.

20

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

Disclosed below is the number of shares of the Company’s common stock which we expect to be subject to any outstanding options, restricted stock units, or other warrants, rights, or convertible securities:

On September 23, 2016, the Company issued 50,000 shares of common stock as part of the consideration of the acquisition of First Medical Solutions, Inc. with an aggregate value of $27,250 to Denis Salins. Additionally, as part of the consideration, the Company issued a three year convertible promissory note for $700,000 to Denis Salins. This note has an interest rate of ten percent (10%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note is secured by an escrowed copy of the software source code. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share.

Effective September 26, 2016, EMR entered into a Purchase Agreement in which EMR purchased all of the membership interests of EMRgence, LLC, a Florida limited liability company from Susan Turcotte. As part of the consideration, the Company issued a three year convertible promissory note for $200,000 to Susan Turcotte. This note has an interest rate of six percent (6%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note is secured with a pledge of forty percent (40%) of the membership interests acquired. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share.

Holders

As of December 15, 2016, we had 17 shareholders of common stock per transfer agent’s shareholder list.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

On January 30, 2016, the board of directors, with the approval of a majority of the shareholders of the Company, adopted the 2016 Equity Incentive Plan (the “Plan”) which will be administered by a committee appointed by the board of directors. As of the date hereof, no equity has been issued under the Plan and 1,500,000 shares are authorized for issuance under the Plan.

Item 10. Recent Sales of Unregistered Securities.

On November 3, 2015, the Company issued 2,500,000 shares of common stock of the Company to its founder and officer, John Adiletta, at a price of $0.001 per share for services rendered in connection with corporate formation, corporate structuring, and negotiation of letters of intent.

Pursuant to that certain letter agreement by and between the Company and PTS, Inc., dated August 22, 2016, the Company issued a total of 2,000,000 shares of common stock of the Company at a price of $0.54 per share in the amounts and to the following individuals: HU Qim Hua 333,350, LOU Gui Fen 333,350, LV Chun Xia 333,325, WEI Feng Qun 333,325, XU Ailian 333,325, HE Haihua 333,325.

On August 22, 2016, the Company agreed to issue 1,000,000 shares of common stock to eight individuals for services rendered in connection with advising the company on industry and market data, and financial and accounting services at a price of $0.54 per share. These eight individuals were issued shares of the Company’s common stock in the following amounts: William R. McClure 227,272, William F. Farley 181,818, Roy Harry 90,909, Steven Meneve 90,909, Rich Berliner 45,455, Jerry Swon 136,364, John Toedtman 136,364, Randa Globerman 90,909.

On August 23, 2016, the Company entered into an Investor Stock Investment Agreement (“Agreement”) with PTS, Inc. (“Investor”) to purchase up to 3,700,000 shares of the Company’s common stock for a total investment of $2,000,000, to be paid to the Company in tranches upon certain milestone events. In accordance with the Agreement, on the same date, the Investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000. The remaining investments are subject to the Company achieving certain milestones in accordance with the terms and conditions the Agreement.

On September 23, 2016, the Company issued 50,000 shares of common stock to Denis Salins as part of the consideration of the acquisition of First Medical Solutions, Inc. with an aggregate value of $27,250. Additionally, as part of the consideration, the Company issued a three-year convertible promissory note for $700,000 to Denis Salins. This note has an interest rate of ten percent (10%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note is secured by an escrowed copy of the software source code. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share.

Effective September 26, 2016, EMR entered into a Purchase Agreement in which EMR purchased all of the membership interests of EMRgence, LLC, a Florida limited liability company. As part of the consideration, the Company issued a three-year convertible promissory note for $200,000 to Susan Turcotte. This note has an interest rate of six percent (6%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note is secured with a pledge of forty percent (40%) of the membership interests acquired. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share.

On January 6, 2016, the Company issued 550,000 shares of common stock to eight individuals for services rendered in connection with advising the company on industry and market data, and financial and accounting services with an aggregate value of $550. These eight individuals were issued shares of the Company’s common stock in the following amounts: William R. McClure 125,000, William F. Farley 100,000, Roy Harry 50,000, Steven Meneve 50,000, Rich Berliner 25,000, Jerry Swon 75,000, John Toedtman 75,000, Randa Globerman 50,000.

21

The above issuances of securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

In the alternative, the above issuances of securities were issued in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended. These investors who received the securities are not “U.S. Persons” as defined in Regulation S.

Item 11. Description of Registrant’s Securities to be Registered.

Common Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 70,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”). As of December 15, 2016, 7,681,752 shares of Common Stock were issued and outstanding.

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our Common Stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our Common Stock and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the shares of our Common Stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of shares of our Common Stock, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our Common Stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Picinich & McClure, LLC with an address at 201 West Passaic Street, Suite 204, Rochelle Park, NJ 07662. Their phone number is (201) 820-4595.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Nevada corporate law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 13. Financial Statements and Supplementary Data.

EMR TECHNOLOGY SOLUTIONS, INC.

PAGE	F-3	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-4	BALANCE SHEETS AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015

PAGE	F-5	STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND THE PERIOD FROM NOVEMBER 3, 2015 (INCEPTION) TO DECEMBER 31, 2015

PAGE	F-6	STATEMENT OF CHANGES IN STOCKHOLDERERS’ EQUITY (DEFICIT) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND THE PERIOD FROM NOVEMBER 3, 2015 (INCEPTION) TO DECEMBER 31, 2015

PAGE	F-7	STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND THE PERIOD FROM NOVEMBER 3, 2015 (INCEPTION) TO DECEMBER 31, 2015

PAGES	F-8- F-17	NOTES TO FINANCIAL STATEMENTS

FIRST MEDICAL SOLUTIONS CORPORATION

PAGE	F-18	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-19	BALANCE SHEETS AS OF DECEMBER 31, 2015 AND 2014

PAGE	F-20	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

PAGE	F-21	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

PAGE	F-22	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

PAGES	F-23 - F-26	NOTES TO FINANCIAL STATEMENTS

FIRST MEDICAL SOLUTIONS CORPORATION

PAGE	F-27	CONDENSED BALANCE SHEETS AS OF JUNE 30, 2016 AND DECEMBER 31, 2015

PAGE	F-28	CONDENSED STATEMENTS OF OPERATIONS FOR SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

PAGE	F-29	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

PAGES	F-30 - F-33	NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

F-1

EMRGENCE, LLC

PAGE	F-34	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-35	BALANCE SHEETS AS OF DECEMBER 31, 2015 AND 2014

PAGE	F-36	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

PAGE	F-37	STATEMENT OF CHANGES IN MEMBER EQUITY(DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

PAGE	F-38	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

PAGES	F-39- F-42	NOTES TO FINANCIAL STATEMENTS

EMRGENCE, LLC

PAGE	F-43	CONDENSED BALANCE SHEETS AS OF JUNE 30, 2016 (UNAUDITED) DECEMBER 31, 2015

PAGE	F-44	CONDENSED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

PAGE	F-45	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

PAGES	F-46 - F-49	NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

EMR TECHNOLOGY SOLUTIONS, INC.

PAGES	F-50 - F-51	Proforma Consolidated Unaudited Balance Sheets as of December 31, 2015 and September 30, 2016

PAGES	F-52 - F-53	Proforma Consolidated Unaudited Statements of Operations for the Year Ended December 31, 2015 and the Nine Month Period Ended September 30, 2016

PAGE	F-54	NOTES TO THE PRO-FORMA CONSOLIDATING FINANCIAL STATEMENTS

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ of

EMR Technology Solutions, Inc.:

We have audited the accompanying balance sheets of EMR Technology Solutions, Inc. and Subsidiaries (the “Company”) as of September 30, 2016 (consolidated) and December 31, 2015 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the nine months ended September 30, 2016 (consolidated) and the period from November 3, 2015 (inception) to December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of EMR Technology Solutions, Inc. as of September 30, 2016 (consolidated) and December 31, 2015 and the results of its operations and its cash flows for the nine months ended September 30, 2016 (consolidated) and the period from November 3, 2015 (inception) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,904,884 and an accumulated deficit of $1,909,043. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

November 7, 2016

F-3

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

BALANCE SHEETS AS OF

SEPTEMBER 30, 2016 AND DECEMBER 31, 2015

	September 30, 2016	December 31, 2015
	(Consolidated)
ASSETS
Current Assets:
Cash and cash equivalents	$49,413	$0
Accounts receivable, net	17,757	0
Prepaid expenses	7,500	0
Total Current Assets	74,670	0

Property and equipment, net	1,414	0

Other Assets:
Software, net	1,119,469	0
Customer lists, net	333,196	0
Covenant not to compete, net	4,112	0
Total other assets	1,456,777	0

TOTAL ASSETS	$1,532,861	$0

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$5,061	$0
Accrued expenses	31,213	0
Stockholder Loan	0	1,659
Deferred revenue	330	0
Total Current Liabilities	36,604	1,659

Promissory notes – non-current	900,000	0
TOTAL LIABILITIES	936,604	1,659

Commitments and Contingencies (See Note 5)

Stockholders’ Equity (Deficit):
Common Stock, 70,000,000 shares authorized, $.001 par value, 7,681,752 and 2,500,000 shares issued and outstanding in 2016 and 2015, respectively	7,682	2,500
Additional paid in capital	2,497,618	0
Accumulated deficit	(1,909,043)	(4,159)
Total stockholders’ equity (deficit)	596,257	(1,659)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$1,532,861	$0

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-4

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND THE

PERIOD FROM NOVEMBER 3, 2015 (INCEPTION) TO DECEMBER 31, 2015

	For the Nine Months Ended Sept. 30, 2016	For the Period From November 3, 2015 to Dec 31, 2015
	(Consolidated)
Revenues
Software sales	$0	$0
Contract revenues	2,960	0
Total revenues	2,960	0

Cost and expenses:
Officer Salaries	230,400	0
Selling, general and administrative expense	7,937	4,159
Cost of revenues	427	0
Professional fees	1,660,275	0
Amortization expense	8,749	0
Total selling, general, and administrative expenses	1,907,788	4,159

Loss from operations	(1,904,828)	(4,159)

Other Income (Expense)
Interest expense	(56)	0
Total other income (expense)	(56)	0

Loss before income taxes	(1,904,884)	(4,159)

Provision for income taxes	0	0

Net Loss	$(1,904,884)	$(4,159)

Basic and diluted net loss per common share	$(0.59)	$(0.00)

Basic and diluted Weighted Average Number of Common Shares	3,230,772	2,500,000

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-5

EMR TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND THE
PERIOD FROM NOVEMBER 3, 2015 (INCEPTION) TO DECEMBER 31, 2015

					TOTAL
					STOCKHOLDERS’
	COMMON STOCK		CAPITAL IN	ACCUMULATED	EQUITY
	SHARES	PAR VALUE	EXCESS OF PAR	DEFICIT	(DEFICIT)

Balance at Inception	—	$—	$—	$—	$—

Issuance of Common Stock for services	2,500,000	2,500	—	—	2,500

Net Loss	—	—	—	(4,159)	(4,159)

Balance at December 31, 2015	2,500,000	2,500	—	(4,159)	(1,659)

Issuance of Common Stock for services	550,000	550	—	—	550

Issuance of Common Stock for stock purchase	656,751	657	354,343	—	355,000

Issuance of Common Stock for acquisition FMS & EMR	925,001	925	499,075	—	500,000

Issuance of Common Stock for acquisition FMS	50,000	50	27,200	—	27,250

Issuance of Common Stock for services	3,000,000	3,000	1,617,000	—	1,620,000

Net Loss	—	—	—	(1,904,884)	(1,904,884)

Balance at September 30, 2016 (Consolidated)	7,681,752	$7,682	$2,497,618	$(1,909,043)	$596,257

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-6

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND THE
PERIOD FROM NOVEMBER 3, 2015 (INCEPTION) TO DECEMBER 31, 2015

	For the Nine Months Ended Sept. 30, 2016	For the Period From November 3, 2015 to Dec 31, 2015
	(Consolidated)
Cash Flows From Operating Activities:
Net Loss	$(1,904,884)	$(4,159)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	1,620,550	2,500
Amortization	8,749	0

Changes in operating assets and liabilities:
Accounts receivable	(2,959)	0
Accounts payable	(1,334)	0
Prepaid expense	(7,500)	0
Accrued expenses	31,213	0
Deferred revenue	330
Net Cash Used in Operating Activities	(255,835)	(1,659)

Cash Flows From Investing Activities:
Payments for acquisitions, net of cash acquired	(548,093)	0
Net Cash Used in Investing Activities	(548,093)	0

Cash Flows From Financing Activities:
Proceeds from issuance stock	855,000	0
Proceeds (repayment) from shareholder loan	(1,659)	1,659
Net Cash Provided by Financing Activities	853,341	1,659

Net Change in Cash and cash equivalents	49,413	0
Cash and cash equivalents at Beginning of the Period	0	0
Cash and cash equivalents at End of the Period	$49,413	$0

Cash paid for interest	$0	$0
Cash paid for taxes	$0	$0

Non Cash Investing & Financing Activities:
Promissory note obligation incurred upon acquisition	$900,000	$0

The Notes to the Consolidated Financial Statements are an integral part of these statements.

F-7

EMR TECHNOLOGY SOLUTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016 AND DECEMBER 31, 2015

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

The Company is a Nevada corporation formed on November 3, 2015. It was formed as a holding company whose principal activities consists of acquiring electronic medical records companies. Its fiscal year end is December 31. To date, the Company has financed and acquired two electronic medical records companies and has two other non-binding letters of intent and the financing in place for same.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the allocation of purchase price to fair value of assets acquired and valuation of deferred taxes and stock-based compensation.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2016 and December 31, 2015, the Company had no cash equivalents.

(D) Principles of Consolidation

The 2016 consolidated financial statements include the operations of EMR Technology Solutions, Inc., its wholly owned subsidiaries First Medical Solutions Corporation (from September 23, 2016) and EMRgence, LLC (from September 26, 2016). The 2015 financial statements include the operations of EMR Technology Solutions, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The tax return for the year ended December 31, 2015 is subject to examination by the Internal Revenue Service.

F-8

(F) Furniture and Computer Equipment

Office Furniture and Computer Equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Depreciation/
Amortization
Asset Category	Period
Furniture and fixtures	7 Years
Computer equipment	3 Years

Computer and equipment and website costs consisted of the following:

	September 30, 2016	December 31, 2015
Computer equipment	$12,758	$0
Furniture and Fixtures	1,254	0

Total	14,012	0
Accumulated depreciation	(12,598)	0
Balance	$1,414	$0

Depreciation expense for the nine months ended September 30, 2016 and the period from November 3, 2015 to December 31, 2015 was $0 and $0, respectively.

(G) Amortization and Impairment of Long-Lived Assets

Amortization and Impairment of long-lived assets are non-cash expenses relating primarily to intangible assets. The Company accounts for long-lived assets in accordance with the provisions of FASB ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Software costs are amortized over three (3) years. Non-compete costs are amortized over three (3) years and Customer Lists are amortized over five (5) years. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of September 30, 2016, we have not recorded any impairments.

F-9

(H) Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(I) Advertising

Advertising costs are expensed as incurred. The Company did not incur any advertising expenses for the periods ended September 30, 2016 and December 31, 2015.

(J) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(K) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company derives revenue from the sale of hardware and software licenses when the products are installed and all required post implementation services are completed. The Company recognizes revenue from consulting services as the services are performed.

(L) Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees for services in accordance with ASC Topic 718. ASC Topic 718 requires the Company to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC Topic 505-50, “Equity-Based Payments to Non-Employees”.

F-10

(M) Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

(N) Basic and Diluted Net Loss Per Common Share

In accordance with ASC 260-10, “Earnings Per Share”, basic net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. As of September 30, 2016 and December 31, 2015, the Company has 300,000 and 0 shares of common stock issuable upon the conversion of notes payable that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the periods ended September 30, 2016 and December 31, 2015.

(O) Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

F-11

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.”  The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605 “Revenue Recognition,” and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35 “Revenue Recognition – Construction-Type and Production-Type Contracts.” The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

F-12

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a net loss and used cash in operating activities for the periods ended September 30, 2016 and December 31, 2015. The Company also has an accumulated deficit at September 30, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital to sustain its current level of operations.

Management plans to continue raising additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – ACQUISITIONS

Effective September 23, 2016, EMR entered into a Stock Purchase Agreement (“SPA”) in which EMR purchased all the shares of First Medical Solutions, Inc., a Florida corporation (“FMS”) from Denis Salins, the sole shareholder of FMS. Pursuant to the SPA, EMR acquired FMS whereby FMS became a wholly owned subsidiary of EMR. FMS has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records. The purchase price was nine hundred seventy-seven thousand two hundred and fifty dollars ($977,250) of which two hundred fifty thousand dollars ($250,000) was paid in cash at close, twenty-seven thousand two hundred and fifty dollars ($27,250) was paid in the form of fifty thousand (50,000) shares of EMR’s common stock, and EMR issued a three (3) year convertible promissory note (“FMS Note”) for seven hundred thousand dollars ($700,000).

Effective September 26, 2016, EMR entered into a Purchase Agreement (“PA”) in which EMR purchased all the membership interests of EMRgence, LLC. (“EMRG”), a Florida limited liability corporation, from Susan Turcotte, the sole member of EMRG. Pursuant to the PA, EMR acquired EMRG whereby EMRG became a wholly owned subsidiary of EMR. EMRG has developed a proprietary software program for the healthcare industry, targeting the vascular care market for electronic medical records. The purchase price was five hundred thousand dollars ($500,000) of which three hundred thousand dollars ($300,000) was paid in cash at close and EMR issued a three (3) year convertible promissory note (“EMRG Note”) for two hundred thousand dollars ($200,000).

The agreements resulted in the purchase of 100% of the outstanding shares of EMG and FMS.

F-13

The acquisition date estimated fair value of the consideration transferred consisted of the following:

Tangible assets acquired	$18,119
Liabilities assumed	(6,395)
Net tangible assets	11,724
Non-compete agreements	4,121
Customer list	334,111
Software	1,127,294
Total purchase price	$1,477,250

As of September 30, 2016, the Company has recorded an estimated fair value of the intangible assets of FMS and EMRG based on a preliminary purchase price allocation prepared by management.  As a result, during the preliminary purchase price allocation period, which may be up to one year from the business combination date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the preliminary purchase price allocation period, we record adjustments to assets acquired or liabilities assumed subsequent to the purchase price allocation period in our operating results in the period in which the adjustments were determined

 Pro-forma Financial Information

The following unaudited pro-forma information presents the combined results of operations for the periods as if the merger with FMS and EMRgence had been completed on January 1, 2016 and January 1, 2015.

	For the Nine Months Ended September 30, 2016	For the Period January 1, 2015 to December 31, 2015

Revenue	$184,970	$265,923
Total expenses	2,491,267	2,420,666
Net loss	$(2,306,297)	$(2,154,743)
Net loss per common share, basic and diluted	$(0.55)	$(0.30)

NOTE 4 – PROMISSORY NOTES

The $700,000 FMS Note has an interest rate of ten percent (10%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note is secured by an escrowed copy of the software source code. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share.

The Company issued a three (3) year convertible promissory note (the “EMRG Note”) for two hundred thousand dollars ($200,000). The EMRG Note has an interest rate of six percent (6%) per annum for a period of two (2) years and fully amortizes during the third (3rd) year. The note is secured with a pledge of forty percent (40%) of the membership interests acquired. The note can be converted at any time, at the option of the holder, into shares of the Company’s stock at a conversion price of $3 per share.

F-14

Maturities of Long-Term Obligations for Five Years and Beyond

The minimum annual principal payments of notes payable at September 30, 2016 were:

2016	$0
2017	0
2018	0
2019 and thereafter	900,000
Total minimum principal payments	$900,000

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company leases office space on a month to month basis. Rent expense for the periods ended September 30, 2016 and December 31, 2015 was $621 and $138 respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

 (A) - Stock issued for cash

Effective August 23, 2016, the Company entered into an Investor Stock Subscription Agreement (“Agreement”) with an investor to purchased three million seven hundred thousand (3,700,000) shares of the Company’s common stock for two million dollars ($2,000,000) in trenches based on certain milestone events. On August 23, 2016, the investor purchased 656,751 shares of common stock for $355,000. On September 22, 2016, the Investor purchased 925,001 shares of common stock for $500,000 that was used to close two acquisitions. The remaining investments are subject to the company reaching certain milestones under the agreement.

 (B) - Stock issued for Services

On November 3, 2015, the Company issued 2,500,000 shares of stock with a fair value of $2,500 to its founder.

On January 6, 2016, the Company issued 550,000 shares of stock to eight individuals for services with a fair value of $550.

On August 22, 2016, the Company issued 3,000,000 shares of Common Stock for services with a fair value of $1,620,000 based on recent cash sales.

 (C) - Stock issued for Acquisitions

On September 23, 2016, the Company issued 50,000 shares of common stock as particle consideration of the acquisition of First Medical Solutions, Inc. with a fair value of $27,250 based on recent cash sales prices.

F-15

 (D) - Equity Incentive Plan

On January 30, 2016, the Board of Directors, with the approval of a majority of the shareholders of the Company, adopted the 2016 Equity Incentive Plan (the “Plan”) which will be administered by a committee appointed by the Board.

The Company, under its 2016 Plan, issues options to various officers, directors and consultants. The options vest in equal annual installments over a five-year period. All of the options are exercisable at a purchase price based on the last price of the Company’s common stock on the date of grant and have a term of 10 years.

As of September 30, 2016, no options had been granted or were outstanding.

NOTE 7 - RELATED PARTY TRANSACTIONS

On November 3, 2015, the Company issued 2,500,000 shares of stock with a fair value of $2,500 to its founder.

During 2015, a stockholder loaned the Company $1,659. The amounts were due on demand, interest free and unsecured. During 2016, the loan was paid in full.

On September 12, 2016, the Company paid $200,000 in fees to an officer with whom the Company does not have an employment agreement.

NOTE 8 – INCOME TAXES

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes, (computed by applying the United States Federal tax rate of 34% to loss before taxes), as follows:

The tax effects of the temporary differences between reportable financial statement income (loss) and taxable income (loss) are recognized as deferred tax assets and liabilities.

	Nine Months Ended September 30, 2016	For the Period from November 3, 2015 to December 31, 2016

Tax expense (benefit) at the statutory rate	$(612,039)	$(1,336)
State income taxes (benefit), net of federal income tax benefit	(104,769)	(229)
Non-deductible expenses	609,813	941
Change in valuation allowance	106,995	624
Total	$—	$—

F-16

The tax effect of significant components of the Company’s deferred tax assets and liabilities at September 30, 2016 and December 31, 2015, are as follows:

	Nine Months Ended September 30, 2016	For the Period from November 3, 2015 to December 31, 2015
Deferred tax assets:

Net operating loss carryforward	$107,619	$624
Amortization	10,254	0
Total gross deferred tax assets	117,873	624
Less: Deferred tax asset valuation allowance	(117,873)	(624)
Total net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2016 and 2015 were fully offset by a 100% valuation allowance.

NOTE 9 – SUBSEQUENT EVENTS

On October 31, 2016, a note holder converted $200,000 of the $700,000 Convertible Promissory Note dated September 23, 2016, into 200,000 shares of EMR common stock. The conversion price was reduced from $3 per share to $1 per share.

The Company evaluated subsequent events through November 7, 2016, the date the financial statements were available to be issued.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of

   First Medical Solutions Corporation:

We have audited the accompanying balance sheets of First Medical Solutions Corporation (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of First Medical Solutions Corporation as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4, the Company’s sole stockholder entered into an agreement to exchange 100% of the outstanding shares of the company with EMR and become a wholly owned subsidiary as of September 23, 2016.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

November 2, 2016

F-18

First Medical Solutions Corporation

Balance Sheets
as of december 31, 2015 and 2014

ASSETS	December 31, 2015	December 31, 2014

Current Assets
Cash	$—	$751
Total Current Assets	—	751

Furniture and Equipment, net	—	—

TOTAL ASSETS	$—	$751

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$—	$—

Total Liabilities	—	—

Commitments and Contingencies (See Note 2)	—	—

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized, 20,000 shares issued and outstanding	950,512	940,967
Accumulated Deficit	(950,512)	(940,216)
Total Stockholders’ Equity	—	751

Total Liabilities and Stockholders’ Equity	$—	$751

See accompanying notes to financial statements

F-19

First Medical Solutions Corporation

STATEMENT OF OPERATIONS
FOR THE YEARS ENDED december 31, 2015 and 2014

	For the Year	For the Year
	Ended	Ended
	December 31, 2015	December 31, 2014

Operating Expenses
Software development costs	$8,065	$31,827
General and administrative	1,431	6,776
Professional fees	800	5,475

Total operating expenses	10,296	44,078

Loss From Operations	(10,296)	(44,078)

Other Expense
Loss on disposal of furniture and equipment	—	(610)

Net Loss	$(10,296)	$(44,688)

See accompanying notes to financial statements

F-20

First Medical Solutions Corporation
Statement of Changes in Stockholders’ Equity
For the Years ended December 31, 2015 and 2014

		Common	Accumulated
	Shares	Stock	Deficit	Total

Balance, December 31, 2013	20,000	$891,823	$(895,528)	$(3,705)

Contribution of capital	—	49,144	—	49,144

Net Loss	—	—	(44,688)	(44,688)

Balance, December 31, 2014	20,000	940,967	(940,216)	751

Contribution of capital	—	9,545	—	9,545

Net Loss	—	—	(10,296)	(10,296)

Balance, December 31, 2015	20,000	$950,512	$(950,512)	$—

See accompanying notes to financial statements

F-21

First Medical Solutions Corporation

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
december 31, 2015 and 2014

	For the Year	For the Year
	Ended	Ended
	December 31, 2015	December 31, 2014
Cash Flows From Operating Activities:
Net Loss	$(10,296)	$(44,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	395
Loss on disposal of furniture and equipment	—	610
Changes in operating assets and liabilities:
Accrued Expense	(4,859)	—
Net Cash Used in Operating Activities	(10,296)	(48,542)

Cash Flows From Investing Activities:	—	—

Cash Flows From Financing Activities:
Contributions of capital	9,545	49,144
Net Cash provided by Financing Activities	9,545	49,144

Increase (decrease) in cash	(751)	602

Cash at the Beginning of the year	751	149

Cash at the End of the year	$—	$751

Cash Paid for:
Income taxes	$—	$—
Interest expense	$—	$—

See accompanying notes to financial statements

F-22

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 AND 2014

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

First Medical Solutions Corporation (the “Company”) was formed as a corporation under the laws of the State of Nevada and re-domiciled to Florida on November 14, 2007. The Company has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2015 and 2014, the Company had no cash equivalents.

(D) Income Taxes

The Company is elected to be taxed as an S corporation. The taxable income or loss flows through to the stockholders on their individual tax returns rather than at the corporate level. The tax returns of the Company for the years ending in 2015, 2014, and 2013 are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

(E) Furniture and Computer Equipment

Office Furniture and Computer Equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations. Depreciation expense for the years ended December 31, 2015 and 2014 was $0 and $395, respectively. During 2014, the Company disposed of all its furniture and computer equipment and recognized a loss on disposal of $610.

F-23

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 AND 2014

(F) Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(I) Software Development Costs

We expense software development costs as incurred to be marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products.

F-24

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 AND 2014

(J) Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

NOTE 2	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3	RELATED PARTY TRANSACTIONS

During 2014, the Company’s stockholder contributed capital of $49,144 to fund working capital. During 2015, the Company’s stockholder contributed capital of $9,545 to fund working capital.

F-25

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 AND 2014

NOTE 4	SUBSEQUENT EVENTS

On September 23, 2016, the Company’s Principal stockholder entered into a stock purchase agreement with EMR Technology Solutions, Inc. to exchange 100% of the outstanding shares of the Company for 50,000 shares of common stock of EMR, $250,000 of cash and a $700,000 convertible note payable with an interest rate of 10% due in three years.

On October 31, 2016, the Principal shareholder converted $200,000 of the $700,000 convertible note payable into 200,000 shares of EMR common stock.

The Company evaluated subsequent events through November 2, 2016, the date the financial statements are available to be issued.

F-26

First Medical Solutions Corporation Condensed Balance Sheets

ASSETS	June 30, 2016	December 31, 2015
	(Unaudited)
Current Assets
Cash	$—	$—

TOTAL ASSETS	$—	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Cash overdraft	$47	$—

Total Liabilities	47	—

Commitments and Contingencies (See Note 2)	—	—

Stockholders’ Equity (Deficit)
Common stock, no par value; 10,000,000 shares authorized, 20,000 shares issued and outstanding	952,130	950,512
Accumulated Deficit	(952,177)	(950,512)
Total Stockholders’ Equity (Deficit)	(47)	—

Total Liabilities and Stockholders’ Equity (Deficit)	$—	$—

See accompanying notes to condensed financial statements

F-27

First Medical Solutions Corporation Condensed Statements of Operations (Unaudited)

	For the Six Months ended June 30, 2016	For the Six Months ended June 30, 2015
Operating Expenses
Software development costs	$1,635	$8,065
General and administrative	30	985
Professional fees	—	500

Total operating expenses	1,665	9,550

Net Loss	$(1,665)	$(9,550)

See accompanying notes to condensed financial statements

F-28

First Medical Solutions Corporation Condensed Statements of Cash Flows (Unaudited)

	For the Six Months ended June 30, 2016	For the Six Months ended June 30, 2015
Cash Flows From Operating Activities:
Net Loss	$(1,665)	$(9,550)

Net Cash Used in Operating Activities	(1,665)	(9,550)

Cash Flows From Investing Activities:	—	—

Cash Flows From Financing Activities:
Cash overdraft	47	0
Contributions of capital	1,618	10,098
Net Cash provided by Financing Activities	1,665	10,098

Increase (decrease) in cash	—	548

Cash at the Beginning of the year	—	751

Cash at the End of the year	$—	$1,299

Cash Paid for:
Income taxes	$—	$—
Interest expense	$—	$—

See accompanying notes to condensed financial statements

F-29

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

NOTE 1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)  Organization and Basis of Presentation

First Medical Solutions Corporation (the “Company”) was formed as a corporation under the laws of the State of Nevada and re-domiciled to Florida on November 14, 2007. The Company has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information and Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 2016 and 2015 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2016.

(B)  Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes.

(C)  Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At June 30, 2016 and December 31, 2015, the Company had no cash equivalents.

(D)  Income Taxes

The Company is elected to be taxed as an S corporation. The taxable income or loss flows through to the stockholders on their individual tax returns rather than at the corporate level. The tax returns of the Company for the years ending in 2015, 2014, and 2013 are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

F-30

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

(E)  Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(F)  Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G)  Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H)  Software Development Costs

We expense software development costs as incurred to be marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products.

F-31

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

(I)  Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

NOTE 2       COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3       RELATED PARTY TRANSACTIONS

During 2016, the Company’s stockholder contributed capital of $1,618 to fund working capital. During 2015, the Company’s stockholder contributed capital of $10,098 to fund working capital.

F-32

FIRST MEDICAL SOLUTIONS CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

NOTE 4       SUBSEQUENT EVENTS

On September 23, 2016, the Company’s Principal stockholder entered into a stock purchase agreement with EMR Technology Solutions, Inc. to exchange 100% of the outstanding shares of the Company for 50,000 shares of common stock of EMR, $250,000 of cash and a $700,000 convertible note payable with an interest rate of 10% due in three years.

On October 31, 2016, the Principal shareholder converted $200,000 of the $700,000 convertible note payable into 200,000 shares of EMR common stock.

The Company evaluated subsequent events through November 3, 2016, the date the financial statements are available to be issued.

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of Emrgence, LLC

We have audited the accompanying balance sheets of Emrgence, LLC (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, changes in member equity(deficit), and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Emrgence, LLC as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4, the Company’s sole member entered into an agreement to exchange 100% of the outstanding membership interest of the company with the sole member and become a wholly owned subsidiary as of September 26, 2016.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

November 2, 2016

F-34

EMRGENCE, LLC

Balance Sheets AS OF
december 31, 2015 and 2014

	December 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash	$12,323	$7,583
Accounts Receivable, net	19,532	19,572
Total Current Assets	31,855	27,155

Furniture and Equipment, net	1,598	3,213

TOTAL ASSETS	$33,453	$30,368

LIABILITIES AND MEMBER EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$7,790	$28,670
Due to Member	—	24,027

Total Liabilities	7,790	52,697

Commitment and Contingencies (See Note 2)

Member Equity (Deficit)	25,663	(22,329)

TOTAL LIABILITIES AND MEMBER EQUITY (DEFICIT)	$33,453	$30,368

See accompanying notes to financial statements.

F-35

EMRGENCE, LLC

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
december 31, 2015 and 2014

	For the Year	For the Year
	Ended	Ended
	December 31, 2015	December 31, 2014

Revenues	$265,923	$327,879

Operating Expenses
Cost of revenue	106,716	117,690
Payroll costs	85,670	172,252
General and Administrative	7,742	54,969
Advertising expense	5,533	15,786

Total operating expenses	205,661	360,697

Income (Loss) from Operations	60,262	(32,818)

Other Expense
Loss on disposal of furniture and equipment	—	(1,905)
Interest expense	(1,373)	(2,014)

Net Income (Loss)	$58,889	$(36,737)

See accompanying notes to financial statements.

F-36

EMRGENCE, LLC

STATEMENT OF changes in member equity (DEFICIT) for the years ended december 31, 2015 and 2014

Balance, December 31, 2013	$14,408

Net Loss	(36,737)

Balance, December 31, 2014	(22,329)

Net Income	58,889
Distributions	(10,897)

Balance, December 31, 2015	$25,663

See accompanying notes to financial statements.

F-37

EMRGENCE, LLC

STATEMENTS OF cash flows FOR THE YEARS ENDED
december 31, 2015 and 2014

	For the Year	For the Year
	Ended	Ended
	December 31, 2015	December 31, 2014
Cash Flows From Operating Activities:
Net Income (Loss)	$58,889	$(36,737)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,615	3,688
Loss on disposal of furniture and equipment	—	1,905
Changes in operating assets and liabilities:
Accounts receivable	40	(3,179)
Prepaid expenses	—	14,645
Accounts payable and accrued expenses	(20,880)	(5,093)

Net Cash Provided by (Used in) Operating Activities	39,664	(24,771)

Cash Flows From Investing Activities:	—	—

Cash Flows From Financing Activities:
Proceeds (repayments) of member loans	(24,027)	23,178
Distributions to member	(10,897)	—
Net Cash Provided by (Used in) Financing Activities	(34,924)	23,178

Increase (decrease) in cash	4,740	(1,593)

Cash at the Beginning of the year	7,583	9,176

Cash at the End of the year	$12,323	$7,583

See accompanying notes to financial statements.

F-38

EMRGENCE, LLC
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2015 AND 2014

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Emrgence, LLC (the “Company”) was formed under the laws of the State of Florida on June 21, 2007 as a limited liability corporation. The Company specializes in the development and deployment of electronic medical record and billing software through a web-based application.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes and useful lives of furniture and equipment.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2015 and 2014, the Company had no cash equivalents.

(D) Income Taxes

The Company is a limited liability company, taxable income or loss flows through to the member on their individual tax returns rather than at the corporate level. The tax returns of the Company for the years ending in 2015, 2014, and 2013 are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

F-39

EMRGENCE, LLC
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2015 AND 2014

(E) Furniture and Computer Equipment

Office Furniture and Computer Equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Asset Category	Depreciation/ Amortization Period
Furniture and fixtures	7 Years
Computer equipment	5 Years

Computer and equipment and website costs consisted of the following:

	December 31, 2015	December 31, 2014
Computer equipment	$12,758	$12,758
Furniture and Fixtures	1,254	1,254

Total	14,012	14,012
Accumulated depreciation	(12,414)	(10,799)
Balance	$1,598	$3,213

Depreciation expense for the years ended December 31, 2015 and 2014 was $1,615 and $3,688, respectively.

(F) Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

F-40

EMRGENCE, LLC
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2015 AND 2014

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(G) Advertising

Advertising costs are expensed as incurred. Advertising costs were approximately $5,533 and $15,786 for the years ended December 31, 2015 and 2014, respectively.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company derives revenue from the sale of hardware and software licenses when the products are installed and all required post implementation services are completed. The Company recognizes revenue from consulting services as the services are performed.

(J) Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

F-41

EMRGENCE, LLC
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2015 AND 2014

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

NOTE 2	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3	RELATED PARTY TRANSACTIONS

During 2014, the Company’s member loaned the Company and additional $23,178 to fund working capital. During 2015, the Company repaid the outstanding loan of $24,027 in full. The loans are due on demand, bears no interest and are unsecured.

During 2015, the Company made distributions to its member of $10,897.

NOTE 4	SUBSEQUENT EVENT

On September 26, 2016, the Company’s member exchanged 100% of the membership interest in the Company for $500,000 and the Company became a wholly owned subsidiary of EMR Technology Solutions, Inc.

The Company evaluated subsequent events through November 2, 2016, the date the financial statements are available to be issued.

F-42

EMRGENCE, LLC
Condensed Balance Sheets

ASSETS		June 30, 2016	December 31, 2015
		(Unaudited)
Current Assets
Cash	$	`11,769	$12,323
Accounts Receivable, net		20,738	19,532
Total Current Assets		32,507	31,855

Furniture and Equipment, net		1,210	1,598

TOTAL ASSETS		$33,717	$33,453

LIABILITIES AND MEMBER EQUITY (DEFICIT)

Current Liabilities
Accounts Payable		$7,252	$7,790

Total Liabilities		7,252	7,790

Commitments and Contingencies (See Note 2)

Member Equity (Deficit)		26,465	25,663

TOTAL LIABILITIES AND MEMBER EQUITY(Deficit)		$33,717	$33,453

See accompanying notes to condensed financial statements

F-43

EMRGENCE LLC
Condensed Statement of Operations
(Unaudited)

	For the Six	For the Six
	Months ended	Months ended
	June 30, 2016	June 30, 2015

Revenues	$129,703	$114,421

Operating Expenses
Cost of revenue	51,708	49,183
Payroll costs	43,681	36,059
General and Administrative	3,088	3,210

Total operating expenses	98,477	88,452

Income From Operations	31,226	25,969

Other Expense
Interest expense	(46)	(899)

Net Income	$31,180	$25,070

See accompanying notes to condensed financial statements

F-44

EMRGENCE, LLC
Condensed Statements of Cash Flows
(Unaudited)

	For the Six	For the Six
	Months ended	Months ended
	June 30, 2016	June 30, 2015
Cash Flows From Operating Activities:
Net Income	$31,180	$25,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	388	882
Loss on dispodal of furniture and equipment
Changes in operating assets and liabilities:
Accounts receivable	(1,206)	(808)
Prepaid Expenses		(2,250)
Accounts payable and accrued expenses	(538)	(367)

Net Cash Provided by Operating Activities	29,824	22,527

Cash Flows From Investing Activities:	—	—

Cash Flows From Financing Activities:
Proceeds (repayments) of member loans	—	(18,233)
Distributions to member	(30,378)	—
Net Cash used in Financing Activities	(30,378)	(18,233)

Increase (decrease) in cash	(554)	4,294

Cash at the Beginning of the year	12,323	7,583

Cash at the End of the year	$11,769	$11,877

See accompanying notes to condensed financial statements

F-45

EMRGENCE, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Emrgence, LLC (the “Company”) was formed under the laws of the State of Florida on June 21, 2007 as a limited liability corporation. The Company specializes in the development and deployment of electronic medical record and billing software through a web-based application.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information and with the instructions to Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2016 and 2015 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2016.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes and useful lives of furniture and computer equipment.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At June 30, 2016 and December 31, 2015, the Company had no cash equivalents.

F-46

EMRGENCE, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

(D) Income Taxes

The Company is a limited liability company, taxable income or loss flows through to the member on their individual tax returns rather than at the corporate level. The tax returns of the Company for the years ending in 2015, 2014, and 2013 are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

(E) Furniture and Computer Equipment

Office Furniture and Computer Equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

(F) Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(G) Advertising

Advertising costs are expensed as incurred.

F-47

EMRGENCE, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company derives revenue from the sale of hardware and software licenses when the products are installed and all required post implementation services are completed. The Company recognizes revenue from consulting services as the services are performed.

(J) Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

F-48

EMRGENCE, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND 2015

(UNAUDITED)

NOTE 2	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3	RELATED PARTY TRANSACTIONS

During 2015, the Company repaid the outstanding loan from member of $18,233. The loans are due on demand, bear no interest and are unsecured.

During 2016, the Company made distributions to its member of $30,378.

NOTE 4	SUBSEQUENT EVENT

On September 26, 2016, the Company’s member exchanged 100% of the membership interest in the Company for $500,000 and the Company became a wholly owned subsidiary of EMR Technology Solutions, Inc.

The Company evaluated subsequent events through November 3, 2016, the date the financial statements are available to be issued.

F-49

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

PRO-FORMA CONSOLIDATING BALANCE SHEETS

FOR THE YEAR ENDING DECEMBER 31, 2015

	EMR Technology Solutions, Inc.	First Medical Solutions, Inc.	EMRgence, LLC	Pro-Forma Adjustments		December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$12,323	—		$12,323
Accounts receivable, net	—	—	19,532	—		19,532
Prepaid expenses	—	—		—		—
Total Current Assets	—	—	31,855	—		31,855

Other Assets:
Software, net	—	—	—	977,294	(4)	751,529
				150,000	(4)
				(375,765	)(1)
Customer lists, net	—	—	—	334,111	(4)	222,741
				(111,370	)(1)
Computer equipment, net	—	—	1,598	—		1,598
Covenant not to compete, net	—	—	—	4,476	(4)	2,984
				(1,492	)(1)
Total other assets	—	—	1,598	—		978,852

TOTAL ASSETS	$—	$—	$33,453	—		$1,010,707

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$—	$—	$7,790	—		$7,790
Accrued expenses	—	—	—	90,000	(2)	90,000
Stockholder Loan	1,659	—	—	—		1,659
Deferred revenue	—	—	—	—		—
Total Current Liabilities	1,659	—	7,790	—		99,449

Promissory notes – non-current	—	—	—	900,000	(4)	900,000
TOTAL LIABILITIES	1,659	—	7,790	—		999,449

Commitments and Contingencies (See Note 5)

Stockholders’ Equity (Deficit):
Common Stock	2,500	—	—	—		2,500
Additional paid in capital	—	950,512	25,663	565,881	(4)	2,212,094
				(950,512	)(3)
				1,620,550	(5)
Accumulated deficit	(4,159)	(950,512)	—	(2,199,177)		(2,203,336)
				950,512	(3)
Total stockholders’ equity (deficit)	(1,659)	—	25,663	—		11,258

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$—	$—	$33,453	—		$1,010,707

F-50

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

PRO-FORMA CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	EMR Technology Solutions, Inc.	First Medical Solutions, Inc.	EMRgence, LLC	Pro-Forma Adjustments		For the Year Ended Dec 31, 2015
Revenues
Revenue	$—	$—	$265,923	—		$265,923
Total revenues	—	—	265,923	—		265,923

Cost and expenses:
Officer Salaries	—	—	85,670	—		85,670
Selling, general and admin expenses	4,159	9,496	119,991	—		133,646
Professional fees	—	800	—	1,620,550	(5)	1,621,350
Amortization expense	—	—	—	488,627	(1)	488,627
Total selling, general, and admin expenses	4,159	10,296	205,661	—		(2,329,293)

Income (loss) from operations	(4,159)	(10,296)	60,262	—		(2,063,370)

Other Income (Expense)
Interest expense	—	—	(1,373)	(90,000	)(2)	(91,373)
Total other income (expense)	—	—	(1,373)	—		(91,373)

Income (loss) before income taxes	(4,159)	(10,296)	58,889	—		(2,154,743)

Provision for income taxes	—	—	—	—		—

Net Income (loss)	$(4,159)	$(10,296)	$58,889	—		$(2,154,743)

F-51

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

PRO-FORMA CONSOLIDATING BALANCE SHEETS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

	EMR Technology Solutions, Inc.	First Medical Solutions, Inc.	EMRgence, LLC	Pro-Forma Adjustments		September 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$48,417	—	$1,040	—		$49,457
Accounts receivable, net	—	—	17,757	—		17,757
Prepaid expenses	7,500	—	—	—		7,500
Total Current Assets	55,917	—	18,797			74,714

Other Assets:
Software, net	1,119,469	—	—	(280,674	)(1)	838,795
Customer lists, net	333,196	—	—	(81,981	)(1)	251,215
Computer equipment, net	—	—	1,414	—		1,414
Covenant not to compete, net	4,112	—	—	(1,098	)(1)	3,014
Total other assets	1,456,777	—	1,414	—		1,094,438

TOTAL ASSETS	$1,512,694	—	$20,211	—		$1,169,152

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$2,500	$44	$2,562	—		$5,106
Accrued expenses	30,400	—	813	67,500	(2)	98,713
Deferred revenue	—	—	330	—		330
Total Current Liabilities	32,900	44	3,705	—		104,149

Promissory notes – non-current	900,000	—	—	—		900,000
TOTAL LIABILITIES	932,900	44	3,705	—		1,004,149

Stockholders’ Equity (Deficit):
Common Stock,	7,682	—	100	(100	)(3)	7,682
Additional paid in capital	2,497,618	952,130	—	(952,130	)(3)	2,497,618
Accumulated deficit	(1,925,506)	(952,174)	16,506	952,230	(3)	(1,908,944)
	—	—	—	(431,253)		(431,253)
Total stockholders’ equity (deficit)	579,794	(44)	16,506	—		165,103

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,512,694	$—	$20,211	—		$1,169,152

F-52

EMR TECHNOLOGY SOLUTIONS, INC. AND SUBSIDIARIES

PRO-FORMA CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

	EMR Technology Solutions, Inc.	First Medical Solutions, Inc.		EMRgence, LLC	Pro-Forma Adjustments		For the Nine Months Ended Sep 30, 2016
Revenues
Revenue	$2,960	$		$182,010	—		$184,970
Total revenues	2,960		—	182,010	—		184,970

Cost and expenses:
Officer Salaries	230,400		—	59,592	—		289,992
Selling, general and admin expenses	8,364		97	90,913	—		99,374
Professional fees	1660,275		1,568	—	—		1,661,843
Amortization expense	8,749		—	—	363,753	(1)	372,502
Total selling, general, and admin expenses	1,907,788		1,665	150,505	—		2,423,711

Income (loss) from operations	(1,904,828)		(1,665)	31,505	—		(2,238,741)

Other Income (Expense)
Interest expense	(56)		—	—	(67,500	)(2)	(67,556)
Total other income (expense)	(56)		—	—	—		(67,556)

Income (loss) before income taxes	(1,904,884)		(1,665)	31,505	—		(2,306,297)

Provision for income taxes	—		—	—	—		—

Net Income (loss)	$(1,904,884)		$(1,665)	$31,505	—		$(2,306,297)

F-53

EMR TECHNOLOGY SOLUTIONS, INC.

NOTES TO THE PRO-FORMA CONSOLIDATING FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2016

AND THE TWELVE MONTHS ENDED DECEMBER 31, 2015

NOTE 1 – ACQUISITIONS

Effective September 23, 2016, EMR entered into a Stock Purchase Agreement (“SPA”) in which EMR purchased all the shares of First Medical Solutions, Inc., a Florida corporation (“FMS”) from Denis Salins, the sole shareholder of FMS. Pursuant to the SPA, EMR acquired FMS whereby FMS became a wholly owned subsidiary of EMR. FMS has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records. The purchase price was nine hundred seventy-seven thousand two hundred and fifty dollars ($977,250) of which two hundred fifty thousand dollars ($250,000) was paid in cash at close, twenty-seven thousand two hundred and fifty dollars ($27,250) was paid in the form of fifty thousand (50,000) shares of EMR’s common stock, and EMR issued a three (3) year convertible promissory note (“FMS Note”) for seven hundred thousand dollars ($700,000).

Effective September 26, 2016, EMR entered into a Purchase Agreement (“PA”) in which EMR purchased all the membership interests of EMRgence, LLC. (“EMRG”), a Florida limited liability corporation, from Susan Turcotte, the sole member of EMRG. Pursuant to the PA, EMR acquired EMRG whereby EMRG became a wholly owned subsidiary of EMR. EMRG has developed a proprietary software program for the healthcare industry, targeting the vascular care market for electronic medical records. The purchase price was five hundred thousand dollars ($500,000) of which three hundred thousand dollars ($300,000) was paid in cash at close and EMR issued a three (3) year convertible promissory note (“EMRG Note”) for two hundred thousand dollars ($200,000).

The agreements resulted in the purchase of 100% of the outstanding shares of EMG and FMS.

NOTE 2 – PRO-FORMA ADJUSTMENTS

The following are the descriptions of the consolidating balance sheets and statement of operations adjustments:

(1)       To record Amortization Expense for the period.

(2)       To record Interest Expense for the period.

(3)       Reflects the consolidation of subsidiaries.

(4)       To record the purchase of EMRgence, LLC and First Medical Solutions, Inc.

(5)       To record stock issued for services.

F-54

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Item 15. Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on November 14, 2016)
3.2	Bylaws (incorporated herein by reference to the Registration Statement on Form 10 filed with the SEC on November 14, 2016)
4.1	Form of EMR Technology Solutions, Inc. 2016 Equity Incentive Plan*
4.2	Form of Convertible Promissory Note dated September 23, 2016*
4.3	Form of Convertible Promissory Note dated September 26, 2016*
10.1	Form of Stock Purchase Agreement dated September 23, 2016*
10.2	Form of Purchase Agreement dated September 25, 2016*
10.3	Form of Amendment to Stock Purchase Agreement September 23, 2016*
10.4	Form of Investor Stock Subscription Agreement dated August 23, 2016*
21	Subsidiaries of the Registrant*

*Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 15, 2016	EMR TECHNOLOGY SOLUTIONS, INC.

	By:	/s/ John X. Adiletta
Name: John X. Adiletta
Title: Chief Executive Officer

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